Exhibit 23.4
Commerce & Finance Law Offices
6F NCI Tower, A12 Jianguomenwai Avenue,
Chaoyang District, Beijing, PRC; Postcode: 100022
Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add : beijing@tongshang.com Website: www.tongshang.com.cn
March 2, 2010
Ctrip.com International, Ltd.
99 Fu Quan Road
Shanghai 200335
People’s Republic of China
Ladies and Gentlemen:
     We hereby consent to the use of our name under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus and prospectus supplement included in the registration statement on Form F-3, originally filed by Ctrip.com International, Ltd. on March 2, 2010 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.
Sincerely yours,
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices